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                                                                    EXHIBIT 99.1


                                                      (AMERICAN HEALTHWAYS LOGO)


FOR IMMEDIATE RELEASE                           Contact: Mary Chaput
                                                         Chief Financial Officer
                                                         (615) 665-1122



                 AMERICAN HEALTHWAYS TO BROADCAST SECOND QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, TENN. (MAR. 15, 2004) - American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an on-line Web simulcast and rebroadcast of its second quarter fiscal 2004 earnings release conference call. The Company intends to issue its second quarter earnings release at approximately 4:15 p.m. ET, and the call is scheduled to begin at 5:15 p.m. ET on Monday, Mar. 22, 2004.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available on-line by going to www.americanhealthways.com and clicking on the link to Investor Relations, at www.streetevents.com, and at www.fulldisclosure.com. The on-line replay will be available shortly after the call at www.americanhealthways.com, www.streetevents.com, and www.fulldisclosure.com through Mar. 29, 2004. A telephone replay of the call will also be available through Mar. 29, 2004, at 719-457-0820, confirmation number 604036.

         American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Nov. 30, 2003, the Company had 1,024,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.

                                      -END-





                                             3541 Green Hills Village Drive
                                             Nashville, Tennessee 37215
                                             telephone: 615-665-1122
                                             facsimile: 615-665-7697
                                             www.americanhealthways.com